As filed with the Securities and Exchange Commission on April 1, 2019
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_______________________________

FORM S-8
Registration Statement
Under
the Securities Act of 1933
_______________________________

TWIN RIVER WORLDWIDE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
_______________________________

Delaware	20-0904604
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 Twin River Road Lincoln, Rhode Island 02865
(Address of Principal Executive Offices) (Zip Code)

Twin River Worldwide Holdings, Inc. 2015 Stock Incentive Plan 2010 BLB Worldwide Holdings, Inc. Stock Option Plan, as amended June 17, 2014
(Full title of the plans)

Stephen H. Capp
Executive Vice President and Chief Financial Officer Twin River Worldwide Holdings, Inc.
100 Twin River Road Lincoln, Rhode Island 02865
(401) 475-8474
(Name, address, including zip code, and telephone number, including area code, of agent for service)
_______________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company Emerging growth company	☐ ☒
_______________________________

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Twin River Worldwide Holdings, Inc. 2015 Stock Incentive Plan Common Stock, par value $0.01 per share	1,537,112	$29.48(2)	$45,314,061.76(2)	$5,492.06(2)
2010 BLB Worldwide Holdings, Inc. Stock Option Plan, as amended on June 17, 2014 Common Stock, par value $0.01 per share	109,564	$4.31(3)	$472,220.84(3)	$57.23(3)
Total	1,646,676		$45,786,282.60	$5,549.30

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933 (the “Securities Act”), this registration statement on Form S-8 (the “Registration Statement”) also covers an indeterminate number of additional shares of common stock, par value $0.01 per share (“Common Stock”), of Twin River Worldwide Holdings, Inc. (the “Registrant”) that may be offered and issued under the Twin River Worldwide Holdings, Inc. 2015 Stock Incentive Plan (the “2015 Plan”) or the 2010 BLB Worldwide Holdings, Inc. Stock Option Plan, as amended on June 17, 2014 (as amended, the “2010 Plan” and, together with the 2015 Plan, the “Plans”) to prevent dilution resulting from stock splits, stock distributions or similar transactions.
(2)	With respect to the 1,537,112 shares of Common Stock that remain available for issuance under the 2015 Plan, in accordance with Rules 457(c) and (h)(1) under the Securities Act, the proposed maximum offering price per share has been estimated solely for the purposes of calculating the registration fee based on the average of the high and low price of the Registrant’s Common Stock as reported on the New York Stock Exchange (“NYSE”) on March 29, 2019.
(3)	With respect to the 109,564 shares of the Registrant’s Common Stock issuable pursuant to outstanding but unexercised stock options previously granted under the 2010 Plan, pursuant to Rule 457(h)(1) under the Securities Act, the proposed maximum offering price per share and proposed maximum offering price are based on the weighted average exercise price of such options.

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

The documents containing the employee benefit plan information and other information required by Part I of Form S-8 will be sent or given to participants under the applicable Plan as specified by Rule 428 under the Securities Act. In accordance with Rule 428 under the Securities Act and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as a part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement, which are also incorporated by reference in the Section 10(a) prospectus, other documents required to be delivered to eligible participants pursuant to Rule 428(b), or additional information about the Plan, will be available without charge by contacting the Vice President of Human Resources, Twin River Worldwide Holdings, Inc., 100 Twin River Road, Lincoln, Rhode Island 02865, Telephone: (401) 475-8474.

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Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, filed with the Commission, are incorporated into this Registration Statement by reference:

(a)	the Registrant’s Annual Report on Form 10-K filed with the Commission on April 1, 2019;

(b)	the Registrant’s Current Reports on Form 8-K filed with the Commission on March 22, 2019 and March 29, 2019; and

(c)	the Registrant’s registration statement on Form 8-A filed with the Commission pursuant to Section 12(b) of the Securities Act, relating to the shares of Common Stock, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) (excluding information deemed to be furnished and not filed with the Commission) subsequent to the effective date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the DGCL are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

As permitted by the DGCL, the Registrant’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) contains provisions that eliminate the personal liability of its directors for monetary damages for any breach of fiduciary duties as a director.

As permitted by the DGCL, the Registrant’s Amended and Restated Bylaws (the “Bylaws”) provide that:

•	The Registrant is required to indemnify its directors and executive officers to the fullest extent permitted by the DGCL, subject to very limited exceptions;

•	The Registrant may indemnify its other employees and agents as set forth in the DGCL;

•	The Registrant is required to advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to very limited exceptions; and

•	the rights conferred in the Bylaws are not exclusive.

The Registrant has entered, and intends to continue to enter, into separate indemnification agreements with its directors and executive officers to provide these directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant’s Certificate of Incorporation and Bylaws and to provide additional procedural protections. At present, there is no material pending litigation or proceeding involving a director or executive officer of the Registrant regarding which indemnification is sought. The indemnification provisions in the Registrant’s Certificate of Incorporation, Bylaws and the indemnification agreements entered into or to be entered into between the Registrant and each of its directors and executive officers may be sufficiently broad to permit indemnification of the Registrant’s directors and executive officers for liabilities arising under the Securities Act. The Registrant currently carries liability insurance for its directors and officers.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Exhibit Description
4.1	Amended and Restated Certificate of Incorporation of Twin River Worldwide Holdings, Inc. (incorporated herein by reference to Exhibit 3.1 to the Registrant’s registration statement on Form S-4/A filed January 25, 2019 (File No. 333-228973))
4.2	Amended and Restated Bylaws of Twin River Worldwide Holdings, Inc. (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed March 22, 2019)
4.3	Form of Certificate of Common Stock of Twin River Worldwide Holdings, Inc. (incorporated herein by reference to Exhibit 4.1 to the Registrant’s registration statement on Form S-4/A filed January 25, 2019 (File No. 333-228973))
5.1	Opinion of Jones Day
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of Jones Day (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page hereto)
99.1	2010 BLB Worldwide Holdings, Inc. Stock Option Plan, (incorporated herein by reference to Exhibit 10.24 to the Registrant’s registration statement on Form S-4/A filed January 25, 2019 (File No. 333-228973))
99.2	Amendment to 2010 BLB Worldwide Holdings, Inc. Stock Option Plan, effective June 17, 2014 (incorporated herein by reference to Exhibit 10.25 to the Registrant’s registration statement on Form S-4/A filed January 25, 2019 (File No. 333-228973))
99.3	Twin River Worldwide Holdings, Inc. 2015 Stock Incentive Plan (incorporated herein by reference to Exhibit 10.27 to the Registrant’s registration statement on Form S-4/A filed January 25, 2019 (File No. 333-228973))

Item 9. Undertakings.

(a)   The undersigned Registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)   To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Lincoln, State of Rhode Island, on this 1st day of April, 2019.

TWIN RIVER WORLDWIDE HOLDINGS, INC.

By:	/s/ George T. Papanier
	Name:	George T. Papanier
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY

The undersigned officers and directors of Twin River Worldwide Holdings, Inc. hereby constitute and appoint each of Stephen H. Capp and John E. Taylor, Jr. as his or her true and lawful attorney-in-fact or attorneys-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments thereto, and to file the same, with all exhibits hereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them or any substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ George T. Papanier George T. Papanier	President, Chief Executive Officer and Director (Principal Executive Officer)	April 1, 2019

/s/ Stephen H. Capp Stephen H. Capp	EVP and Chief Financial Officer (Principal Financial and Accounting Officer)	April 1, 2019

/s/ Soohyung Kim Soohyung Kim	Director	April 1, 2019

/s/ John E. Taylor, Jr. John E. Taylor, Jr.	Executive Chairman and Director	April 1, 2019

/s/ Terrence Downey Terrence Downey	Director	April 1, 2019

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